Exhibit 5.1

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103-2921

Tel: 215.963.5000

Fax: 215.963.5001

www.morganlewis.com

February 3, 2006

Orthovita, Inc.

45 Great Valley Parkway

Malvern, Pennsylvania 19355

RE:	Orthovita, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Orthovita, Inc., a Pennsylvania corporation (the “Company”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of up to $40,000,000 aggregate amount of any or all of the following securities (each a “Security,” and, collectively, the “Securities”): (i) shares of Common Stock of the Company, par value $0.01 per share (the “Common Stock”), (ii) shares of Preferred Stock of the Company, par value $0.01 per share (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), (iv) warrants to purchase Common Stock (“Common Stock Warrants”), (v) warrants to purchase Preferred Stock (“Preferred Stock Warrants”), (vi) warrants to purchase debt securities (“Debt Securities Warrants”), (vii) depositary shares of the Company (“Depositary Shares”), (viii) stock purchase contracts of the Company (“Stock Purchase Contracts”), and (ix) stock purchase units of the Company (“Stock Purchase Units”).

In connection with this opinion letter, we have examined the Registration Statement, the proposed form of the indenture (the “Indenture”) with a trustee (the “Trustee”) relating to the Debt Securities, originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company, and any amendments thereto, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

We have also assumed for purposes of our opinion that the Indenture will be duly authorized, executed and delivered by the Trustee, that the Indenture will constitute a legal, valid and

February 3, 2006

binding obligation of the Trustee, and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

We have also assumed that (i) the definitive terms of any Security, other than Common Stock, offered pursuant to the Registration Statement will have been established in accordance with resolutions of the Board of Directors of the Company and applicable law, (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) a Prospectus Supplement will have been filed with the SEC describing any Securities offered pursuant to the Registration Statement, and (iv) all Securities will be issued in compliance with applicable federal and state securities laws.

Based upon the foregoing, we are of the opinion that:

1. When the Debt Securities are executed by duly authorized officers of the Company, as provided in the Indenture, and the Debt Securities are duly authenticated by the Trustee and are delivered by the Company against receipt of the purchase price therefor in the manner contemplated by the Registration Statement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When duly authorized by the Company, the shares of Common Stock and Preferred Stock, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

3. When duly authorized and executed by the Company, the Stock Purchase Contracts, when sold and delivered at the price and in the manner contemplated by the Registration Statement, the supplement or supplements to the prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, will be duly authorized, validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. When duly authorized and executed by the Company, as issuer, a depositary and any other parties thereto of a deposit agreement (the “Deposit Agreement”) relating to the Depositary Shares or Stock Purchase Units, as applicable, and each amendment or supplement thereto, assuming all legal authority of the depositary and such other parties to do so and assuming the relevant Deposit Agreement is consistent with the description thereof contained in the Registration Statement, the Depositary Shares or Stock Purchase Units, as applicable, will be duly and validly authorized and, when the Depositary Shares or Stock Purchase Units, as applicable, or certificates representing the Depositary Shares or Stock Purchase Units, as applicable, are duly executed by the Company, authenticated by the depositary under the Deposit Agreement and sold and delivered at the price and in accordance with the terms set forth in the

February 3, 2006

Registration Statement, the supplement or supplements to the prospectus included therein, the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement, the Depositary Shares or Stock Purchase Units, or certificates representing the same, as applicable, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When duly authorized and executed by the Company, as issuer, the warrant agent and the other parties thereto of a warrant agreement (the “Warrant Agreement”) relating to the Common Stock Warrants, Preferred Stock Warrants or Debt Securities Warrants, as applicable, and each amendment or supplement thereto, assuming all legal authority of the warrant agent and such other parties to do so and assuming that the relevant Warrant Agreement is consistent with the description thereof contained in the Registration Statement and the legality and validity of the Common Stock, Preferred Stock or Debt Securities underlying such Warrants, as applicable, such Warrants will be duly and validly authorized, and, when such Warrants are duly executed by the Company, authenticated by the warrant agent and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the prospectus included therein, the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to the following limitations and qualifications:

The opinions expressed herein are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Validity of Securities” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP